UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2007

FSONA SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120382

(Commission File Number)

Currently Being Obtained

(IRS Employer Identification No.)

11120 Horseshoe Way, Suite 140, Richmond, British Columbia, Canada V7Q 5H7

(Address of principal executive offices and Zip Code)

(604) 273-6333

Registrant's telephone number, including area code

Matrix Ventures, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 13, 2007, we completed a merger with our subsidiary, fSONA Systems Corp., a Nevada corporation. As a result, we have changed our name from “Matrix Ventures, Inc.” to “fSONA Systems Corp.” We changed the name of our company to better reflect the direction and business of our company subsequent to the closing of the share exchange agreement that was entered into among, our company, fSONA Systems Corp., a private Nevada corporation, and the shareholders of fSONA Systems Corp., as reported on our current report on Form 8-K filed on February 13, 2007.

In addition, effective April 13, 2007 we effected an eight point twenty-three (8.23) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 617,250,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 4,748,348 shares of common stock to 39,078,904 shares of common stock.

Item 7.01.    Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on April 19, 2007 under the new stock symbol “FSON”. Our new CUSIP number is 35952A 101.

Item 9.01.	Financial Statements and Exhibits.

99.1         Articles of Merger filed with the Secretary of State of Nevada on April 10, 2007 and which is effective April 13, 2007.

99.2        Certificate of Change filed with the Secretary of State of Nevada on April 10, 2007 and which is effective April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSONA SYSTEMS CORP.

/s/ Lori Bolton

Lori Bolton

Director

Date: May 11, 2007